Exhibit (j)(1)

Goodwin Procter LLP Counsellors at Law Exchange Place Boston, MA 02109	T: 617.570.1000 F: 617.523.1231 goodwinprocter.com

April 25, 2008

ING VP Intermediate Bond Portfolio

7337 E. Doubletree Ranch Road

Scottsdale, Arizona 85258

Re:	ING VP Intermediate Bond Portfolio
Post-Effective Amendment No. 68 to Registration Statement on Form N-1A
File Nos. 2-47232; 811-2361

Ladies and Gentlemen:

Reference is hereby made to the Post-Effective Amendment No. 68 to the Registration Statement on Form N-1A of ING VP Intermediate Bond Portfolio (the “Registrant”), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Goodwin Procter LLP
GOODWIN PROCTER LLP